AMENDMENT NO. FOUR TO
                         PAGENET EMPLOYEES SAVINGS PLAN


         WHEREAS, Paging Network, Inc.("PageNet") maintains the PageNet Employees Savings Plan, as amended and restated effective as of January 1, 1997, and as further amended by the First Amendment, effective as of January 1, 1998; the Second Amendment, effective as of May 24, 1998; and the Third Amendment, effective as of January 1, 1997 (as amended, the "Plan"); and

         WHEREAS, pursuant to Section 14.2 of the Plan, PageNet may amend the Plan at any time; and

         WHEREAS, PageNet desires to amend the Plan to: (i) conform the payment schedule of the loan provisions to a bi-weekly payroll, (ii) delete the requirement that a participant must be employed on the last day of the month in order to receive a matching contribution, (iii) clarify in-kind distribution rights, (iv) remove the Committee as administrator of the Plan, and designate PageNet the Plan Administrator, (v) make certain other revisions of a technical nature, (vi) comply with new legislation under the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the IRS Restructuring Act of 1998, (vii) add the ability to contribute qualified nonelective contributions, and (viii) delete the provision automatically terminating the Plan upon bankruptcy.

         NOW, THEREFORE, pursuant to its authority under Section 14.2 of the Plan, PageNet amends the Plan generally effective January 1, 1999, except where otherwise provided:


          1.  Effective  January 1, 1997,  the last full  paragraph  of existing
     Section 2.1(bb) is deleted in its entirety and the following is substituted in its place:

                  "The term 'compensation' for purposes of this Section 2.1(bb) shall mean Compensation as defined in Section 2.1(p) of the Plan."


          2. Effective January 1, 1998, existing Section 2.1(nn) is deleted in its entirety and the following is substituted in its place:

                         "(nn) 'Plan Entry Date' means each  business day of the
                    Plan Year."


          3.  Effective  January  1,  1998,  a new  Section  2.1(qq) is added to
     Article II as follows:

                         "(qq)  'Qualified  Nonelective  Contribution' or 'QNEC'
                    shall mean a contribution (other than Employer Salary Reduction Contributions and Employer Matching Contributions), if any, (i) made by the Employer in its



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                    sole and absolute discretion for the benefit of Participants who are not Highly Compensated Employees, (ii) which are allocable to the Employer Salary Reduction Contribution Account in accordance with Section 6.5(c), and (iii) which shall be treated for all purposes (other than for hardship withdrawals as provided in subsection 8.5) as Employer Salary Reduction Contributions, as designated by the Plan Administrator."


          4. Existing Section 4.7 is amended to delete the second full paragraph thereof in its entirety and shall read as follows:

                    "4.7 Employer Matching Contribution. The Employer shall make an Employer Matching Contribution to the Plan for each calendar month in an amount equal to fifty percent (50%) of each Participant's allocated share of any Employer Salary Reduction Contributions for such month, to the extent it does not exceed six percent (6%) of the Participant's Compensation for such month. The Employer Matching Contribution will be reduced by any Forfeitures allocated pursuant to Section 6.6."


          5. Effective January 1, 1998, existing Section 4.8 is amended to add a new Subsection 4.8(c)(iii) to the end thereof as follows:

                  "4.8(c)(iii) Qualified Nonelective Contributions. In addition to or in lieu of the above procedures to conform Employer Matching Contributions to the limitations of Sections 4.8(a) and 4.8(b), the Employer may, in its sole discretion, make a Qualified Nonelective Contributions on behalf of any Eligible Employee who is not a Highly Compensated Employee (which shall be treated as Employer Salary Reduction Contributions) to the extent necessary to insure that the limitations of Sections 4.8(a) and 4.8(b) are met. Such QNECs shall be immediately fully vested, allocated in accordance with Section 6.5(c) hereof, and subject to the distribution restrictions of Section 14.8 hereof, applicable to Employer Salary Reduction Contributions. Such QNECs shall be included in the calculations under Section 4.8(a) and 4.8(b) only if the requirements of Treasury Regulation Section 1.401(m)-l(b)(5) (or any successor thereto) are met. In addition, the Plan Administrator may designate that all or part of the Employer Salary Reduction Contributions shall be included in the calculations under Section 4.8(a) and (b) (any such amounts shall not be included in the calculations under Subsection 5.2(a) and (b)) provided such use complies with the requirements of Treasury Regulation Section 1.401(m)-l(b)(2) (or any successor thereto). In the event a QNEC is to be allocated to a Participant under either this Section 4.8(c)(iii) or
         Section 5.2(c)(iii) such allocation shall equal the maximum amount which can be allocated to that Participant without causing the total amount allocated to the Participant under the Plan to exceed the limitation of Section 6.11,



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         provided  that  QNECs  shall  be  allocated  first to the  accounts  of
         Eligible Employees who are not Highly Compensated Employees who have the lowest Compensation for the Plan Year, then as the Actual Deferral Percentages (or, if applicable, the Actual Contribution Percentages) of those Participants increase, allocations shall be made to the accounts of Eligible Employees who are not Highly Compensated Employees with the next lowest Compensation and so on until the entire QNEC has been allocated."


          6. Effective January 1, 1998, existing Section 5.2 is amended to add a new Subsection 5.2(c)(iii) to the end thereof as follows:

                  "5.2(c)(iii) Qualified Nonelective Contributions. In addition to or in lieu of the above procedures to conform Employer Salary Reduction Contributions to the limitations of Section 5.2(a) and (b), the Employer may, in its sole discretion, make a Qualified Nonelective Contribution on behalf of any Eligible Employee who is not a Highly Compensated Employee (which shall be treated as Employer Salary Reduction Contributions) to the extent necessary to insure that the limitations of Section 5.2(a) and (b) are met. Such additional contributions shall be immediately fully vested, allocated in accordance with Section 6.5(c) hereof, and subject to the distribution restrictions of Section 14.8 hereof, applicable to Employer Salary Reduction Contributions. Such QNECs shall be treated as Employer Salary Deferral Contributions only if the requirements of Treasury Regulation
         Section 1.401(k)-l(b)(5) (or any successor thereto) are met."


          7. Existing Section 8.2 is deleted in its entirety and the following is substituted in its place:

               "8.2 Method of Payment. A Participant or his Beneficiary may elect to have his or her Vested Accrued Benefit paid in the following forms of payment:

                           (a) Lump Sum Payment.  By a lump sum  payment,  which
                  may be in cash or in Company stock in which the Participant's Account is invested (to the extent so invested), as elected by the Participant or Beneficiary.

                           (b) Direct Rollover. By direct rollover to an Eligible Retirement Plan, provided that such payment qualifies for a direct rollover pursuant to section 401(a)(31) of the Code. This form shall not be available to any Beneficiary other than a Beneficiary who is the Participant's surviving spouse. In implementing a Participant's or Beneficiary's election with respect to this Section 8.2(b), the Employer, the Plan Administrator and the Trustee shall not be responsible for ascertaining whether a transferee plan, trust, or individual retirement account or annuity satisfies the applicable provisions of the Code,



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                  and the  written  request of the  Participant  or  Beneficiary shall  constitute a  certification  that the plan,  trust,  or
                  individual   retirement  account  or  annuity  satisfies  such
                  requirements and accepts such rollover. Notwithstanding any provision of this Plan to the contrary, a Hardship Withdrawal pursuant to Section 8.5 shall not be eligible for a direct rollover.

                              (c) Combination. By a combination of a lump sum cash payment or direct rollover to an eligible retirement plan."

          8. Effective February 1, 1999, existing Section 8.6(c)(ii) is deleted in its entirety and the following is substituted in its place:

                         "(ii)  Substantially  Equal Payment.  All loans will be
                    subject to a substantially equal payment schedule, as determined by the Plan Administrator, with payments to be made through regular payroll deductions. If a Participant is granted an approved unpaid Leave of Absence, his loan payments may be suspended during the period of such Leave of Absence; provided, however, that such loan payments must recommence by the end of the one (1) year period following the date the Participant's Leave of Absence began."


          9. Existing Section 10.3 is deleted in its entirety and the following is substituted in its place:

                  "10.3 Indemnity. The Company shall indemnify and hold harmless the Board of Directors, the Plan Administrator and its agents, and any individual Trustees, and each of them, from and against any and all loss resulting from liability to which the Company and its agents, may be subjected by reason of any act or conduct (except willful or reckless misconduct) in their official capacities in the administration of this Plan or Trust or both, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. The indemnification provisions of this Section 10.3 shall not relieve any party from any liability they may have under the Act for breach of fiduciary duty."


          10. The last full sentence of existing Section 12.5 is deleted in its entirety and the following is substituted in its place to read as follows:

                    "12.5 Assignment or Alienation.

                         (a) In General.  No Participant or Beneficiary,  and no
                    creditor of a Participant or Beneficiary, shall have any right to assign, pledge,



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                    hypothecate, anticipate or in any way create a lien upon the
                    Trust Fund or upon his interest therein, except as provided in Section 8.6 (regarding loans to Participants) or this
                    Section 12.5. Except as provided in Section 8.7 regarding payments in the event of a legal disability, all payments to be made to Participants or Beneficiaries shall be made only upon their personal receipt or endorsement, and no interest in the Trust Fund shall be subject to assignment or transfer
                    or   otherwise   be   alienable,   either  by  voluntary  or
                    involuntary act or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants and Beneficiaries, except as provided in this Section 12.5.

                         (b) Permissible Arrangements. Notwithstanding the foregoing, a Participant or Beneficiary may assign to the Employer payments of benefits under this Plan for the purpose of payment of debts owed the Employer, provided that any such assignment shall be voluntary and revocable, shall not exceed ten percent (10%) of any benefit payment, and shall be solely for the purpose of paying debts of the Participant to the Employer. In addition, this Section 12.5 shall not preclude the following types of arrangements:

                              (i) Arrangements for the withholding of taxes from benefit payments;

                              (ii) Arrangements  for  the  recovery  of  benefit
                         overpayments;

                              (iii) Arrangements  for  the  transfer  of benefit
                         rights to another plan;

                              (iv) Arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation); or

                              (v) Arrangements directing payment of all or any part of each benefit payment to a third party (includ-ing the Employer) provided that the arrangement may be revoked at any time by the Participant or Beneficiary, and the third party acknowledges in writing to the Plan Administrator within ninety (90) days of the date the arrangement is entered into that it does not have an enforceable right to all or any part of any benefit payment (other than to amounts already received pursuant to the arrangement).




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                  Lastly, the creation,  assignment or recognition of a right to all or a portion of a Participant's benefits under the Plan pursuant to a Qualified Domestic Relations Order pursuant to Section 8.11 or any other assignment permitted by section 401(a)(13) of the Code shall not constitute a violation of this Section 12.5."


          11. Existing Article XII is amended to delete Section 12.7 therefrom and all remaining sections are renumbered accordingly.


          12. Existing Section 13.2 is deleted in its entirety and the following is substituted in its place:

                    "13.2  Allocation  of   Responsibilities.   The  powers  and
               responsibilities of the Fiduciaries, as Fiduciaries, are hereby allocated as indicated below:

                           (a) Plan  Administrator.  The  administration  of the
                  Plan shall be the responsibility of the Plan Administrator which shall be the Company. The Company shall have such fiduciary responsibilities and authorities as may be assigned it under the Plan and Trust Agreement. This authority shall be exercised by resolution of the Company's Board of Directors or by action of members of senior management who have been delegated such authority by the Board of Directors. The Plan Administrator shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan and the Trust Agreement, except with respect to duties and responsibilities specifically allocated to other Fiduciaries. The Plan Administrator shall have the authority to issue written directions to the Trustee to the extent provided in this Plan document and the Trust Agreement. The Trustee shall follow the Plan Administrator's directions unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards or would be contrary to the terms of the Plan or Trust Agreement. The Plan Administrator may employ such agents and such clerical and other administrative personnel as reasonably may be required for the purpose of administering the Plan. Such administrative personnel shall carry out the duties and responsibilities assigned to them by the Plan Administrator. Expenses necessarily incurred for such purpose shall be paid by the Trust Fund unless paid by the Participating Companies or any Affiliated Company, as provided in Section 17.3.

                           (b) Trustee. The Trustee shall have the responsibility and authority to control the investment of the Trust Fund in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and



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                  responsibilities specifically allocated to other Fiduciaries.

                           (c) Allocations.  Powers and  responsibilities may be
                  allocated to other Fiduciaries in accordance with Section 13.3 hereof, or as otherwise provided herein or in the Trust Agreement.

                  This Article XIII is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the fiduciary functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Fiduciaries unless such sharing shall be provided by a specified provision of the Plan or the Trust Agreement."


          13. Existing Section 14.2(e) is deleted in its entirety and the following is substituted in its place:

                           "(e) No amendment  shall eliminate or reduce an early
                  retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit with respect to benefits attributable to Service before the amendment."


          14. Existing Section 14.3 is deleted in its entirety and the following is substituted in its place:

                  "14.3 Termination. The Company shall have the right to terminate the Plan in its entirety at any time. The Plan shall terminate in its entirety upon the first to occur of the following:

                           (a) The date on which the Plan is terminated by action of the Board of Directors; or

                           (b) The date of the dissolution, merger, consolidation, or reorganization of the Company or the sale by the Company of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall be substituted as the Company under this Plan."


          15. Existing Section 14.8(d) is deleted in its entirety and the following is substituted in its place:

                           "(d)     The Participant's separation from service."



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          16. Existing Section 17.3 is deleted in its entirety and the following is substituted in its place:

                  "17.3 Payment of Fees and Expenses. The Trustees, the Plan Administrator and their assistants and representatives shall be entitled to payment or reimbursement for all reasonable costs, charges, and expenses incurred in the administration of the Plan and Trust, including, but not limited to, reasonable fees for accounting, legal, and other services rendered, to the extent incurred by the Trustees, the Plan Administrator, or their assistants and representatives in the course of performance of their duties under the Plan and the Trust. All costs, charges, and expenses incurred in the administration of the Plan and the Trust shall be paid from the Trust Fund except to the extent paid by the Participating Companies or any Affiliated Company. Notwithstanding any other provision of the Plan or Trust, no person who is a 'disqualified person,' within the meaning of Section 4975(e)(2) of the Code and who receives full-time pay from any Participating Company shall receive compensation from the Trust Fund, except for payment or reimbursement of expenses properly and actually incurred. To the extent permitted by ERISA, the Trustee may also reimburse the Employer for reasonable and necessary direct expenses for administration of the Plan."


         IN WITNESS WHEREOF, PAGING NETWORK, INC. has caused this instrument to be executed by its duly authorized officer on this 31st day of December, 1998.



                                       PAGING NETWORK, INC.


                                       By:   /s/ Ruth Williams
                                             -----------------------------------
                                             Ruth Williams
                                      Its:   Senior Vice President and General
                                             Counsel





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